Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development April 29, 2014          & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2014 SECOND QUARTER RESULTS

Increased Adjusted Operating Income 13.4 Percent and
Adjusted Net Income Per Diluted Share to $0.07

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $288.1 million and net income of $9.7 million for the fiscal 2014 second quarter ended March 31, 2014. The following compares fiscal 2014 second quarter results from continuing operations with those of the prior year period. In the 2014 second quarter, the Company:

•	Increased net sales 1.8 percent to $288.1 million from $283.1 million;

•	Increased operating income 4.1 percent to $25.3 million from $24.3 million, and increased adjusted operating income 13.4 percent to $28.0 million from $24.7 million;

•	Increased net income per diluted share to $0.06 from $0.04, and increased adjusted net income per diluted share to $0.07 from $0.05; and

•	Increased adjusted EBITDA 5.3 percent to $41.8 million from $39.7 million.

“We are pleased with the 13 percent year-over-year improvement in Mueller Water Products' adjusted operating income for the second quarter, especially given adverse weather effects experienced in many parts of the United States," said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

"Mueller Co.'s net sales increased 2 percent year-over-year. Domestic order dollars for our valves, hydrants and brass products grew more than 20 percent reflecting the continued strength of our key end markets. This increase in orders is not fully reflected in shipments for the quarter primarily due to the timing of our price increase on valves and hydrants this year as compared to last year, as well as the harsh winter weather. Mueller Co.'s adjusted operating income increased 18 percent year-over-year in the quarter, with improvement across all product lines.

“Although Anvil’s net sales increased slightly, its adjusted operating income declined 7 percent and its adjusted operating margin decreased 80 basis points to 9 percent primarily due to operating challenges during the quarter at its largest manufacturing facility.

“Overall, we continue to believe consolidated results for the balance of 2014 will improve year-over-year primarily due to expected growth in our key end markets and the benefits of stronger operating leverage, particularly at Mueller Co.”

Second Quarter Consolidated Results

Net sales for the 2014 second quarter increased $5.0 million, or 1.8 percent, to $288.1 million as compared with $283.1 million in the 2013 second quarter, due primarily to higher prices and higher shipment volumes.

Adjusted operating income for the 2014 second quarter increased 13.4 percent to $28.0 million as compared with $24.7 million for the 2013 second quarter. This increase was due primarily to higher sales prices and higher shipment volumes. Selling, general and administrative expenses were 18.8 percent of net sales in the 2014 second quarter as compared with 18.6 percent in the 2013 second quarter.

Second Quarter Segment Results

Mueller Co.

Net sales for the 2014 second quarter increased 1.7 percent to $191.3 million as compared with $188.1 million for the 2013 second quarter. This increase was due primarily to higher prices and a favorable product mix, partially offset by unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2014 second quarter improved 18.3 percent to $27.8 million as compared with $23.5 million for the 2013 second quarter. Adjusted operating margin for the 2014 second quarter improved 200 basis points to 14.5 percent as compared with 12.5 percent in the 2013 second quarter. Adjustments to operating income include a $1.5 million non-cash charge associated with changes in the manufacturing process of certain sizes of our iron gate valves.

Anvil

Net sales for the 2014 second quarter increased 1.9 percent to $96.8 million as compared with $95.0 million for the 2013 second quarter. The increase resulted primarily from higher shipment volumes.

Adjusted operating income for the 2014 second quarter declined 6.5 percent to $8.6 million as compared with $9.2 million for the 2013 second quarter. Anvil’s adjusted operating margin decreased 80 basis points to 8.9 percent as compared with 9.7 percent for the 2013 second quarter. Adjustments to operating income include a $1.0 million reserve for the estimated withdrawal liability associated with the only multi-employer pension plan in which the Company had participated.

Interest Expense, Net

Interest expense, net for the 2014 second quarter declined $0.3 million to $12.5 million as compared with $12.8 million in the 2013 second quarter due to a lower level of total debt outstanding.

Income Taxes

During the 2014 second quarter, income tax expense was $3.1 million on income before income taxes of $12.8 million, resulting in an effective income tax rate of 24.2 percent. Income tax expense for the 2014 second quarter included a benefit of $2.0 million from an adjustment of deferred state and local income taxes.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income and adjusted net income per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, April 30, 2014 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days after the call and can be accessed by dialing 1-866-418-8386. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and the benefits of anticipated stronger operating leverage. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	September 30,
	2014	2013
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$105.1	$123.6
Receivables, net	174.1	164.5
Inventories	206.8	208.5
Deferred income taxes	52.4	26.7
Other current assets	45.9	46.1
Total current assets	584.3	569.4
Property, plant and equipment, net	143.7	141.9
Identifiable intangible assets	539.5	553.1
Other noncurrent assets	15.4	17.5
Total assets	$1,282.9	$1,281.9

Liabilities and stockholders’ equity:
Current portion of long-term debt	$1.2	$1.3
Accounts payable	83.9	101.2
Other current liabilities	68.6	80.6
Total current liabilities	153.7	183.1
Long-term debt	599.4	599.5
Deferred income taxes	166.7	141.5
Other noncurrent liabilities	37.4	29.6
Total liabilities	957.2	953.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 159,275,336 and 158,234,300 shares outstanding at March 31, 2014 and September 30, 2013, respectively	1.6	1.6
Additional paid-in capital	1,581.1	1,584.4
Accumulated deficit	(1,218.4)	(1,229.2)
Accumulated other comprehensive loss	(38.6)	(28.6)
Total stockholders’ equity	325.7	328.2
Total liabilities and stockholders’ equity	$1,282.9	$1,281.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$288.1	$283.1	$545.5	$528.2
Cost of sales	205.9	205.8	396.2	393.8
Gross profit	82.2	77.3	149.3	134.4
Operating expenses:
Selling, general and administrative	54.2	52.6	107.2	102.1
Restructuring	2.7	0.4	2.8	1.1
Total operating expenses	56.9	53.0	110.0	103.2
Operating income	25.3	24.3	39.3	31.2
Interest expense, net	12.5	12.8	25.1	26.3
Loss on early extinguishment of debt	—	1.4	—	1.4
Income before income taxes	12.8	10.1	14.2	3.5
Income tax expense	3.1	2.5	3.4	0.9
Income from continuing operations	9.7	7.6	10.8	2.6
Income (loss) from discontinued operations	—	(1.4)	—	10.6
Net income	$9.7	$6.2	$10.8	$13.2

Net income per basic share:
Continuing operations	$0.06	$0.05	$0.07	$0.01
Discontinued operations	—	(0.01)	—	0.07
Net income	$0.06	$0.04	$0.07	$0.08

Net income per diluted share:
Continuing operations	$0.06	$0.05	$0.07	$0.01
Discontinued operations	—	(0.01)	—	0.07
Net income	$0.06	$0.04	$0.07	$0.08

Weighted average shares outstanding:
Basic	159.2	157.7	158.9	157.4
Diluted	161.9	160.0	161.8	159.6

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended
	March 31,
	2014	2013
	(in millions)
Operating activities:
Net income	$10.8	$13.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities from continuing operations:
Income from discontinued operations	—	(10.6)
Income from continuing operations	10.8	2.6
Depreciation	13.5	15.0
Amortization	15.0	14.8
Asset impairment	1.5	—
Loss on early extinguishment of debt	—	1.4
Stock-based compensation	3.7	3.9
Deferred income taxes	4.0	1.3
Retirement plans	0.6	2.1
Other, net	0.9	1.3
Changes in assets and liabilities, net of acquisitions:
Receivables	(10.2)	(10.8)
Inventories	1.1	(17.5)
Other assets	0.7	0.8
Liabilities	(34.0)	(18.5)
Net cash provided by (used in) operating activities from continuing operations	7.6	(3.6)
Investing activities:
Capital expenditures	(18.3)	(14.9)
Business acquisitions, net of cash acquired	—	(0.2)
Proceeds from sales of assets	0.3	0.1
Net cash used in investing activities from continuing operations	(18.0)	(15.0)
Financing activities:
Early repayment of debt	—	(23.2)
Dividends paid	(5.6)	(5.5)
Common stock issued	1.8	1.1
Shares retained for employee taxes	(3.1)	(1.5)
Payment of deferred financing fees	—	(0.7)
Other	1.3	2.0
Net cash used in financing activities from continuing operations	(5.6)	(27.8)
Net cash flows from discontinued operations:
Operating activities	—	(2.2)
Investing activities	—	4.5
Net cash provided by discontinued operations	—	2.3
Effect of currency exchange rate changes on cash	(2.5)	(1.0)
Net change in cash and cash equivalents	(18.5)	(45.1)
Cash and cash equivalents at beginning of period	123.6	83.0
Cash and cash equivalents at end of period	$105.1	$37.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Three months ended March 31, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$191.3	$96.8	$—	$288.1

Gross profit	$55.1	$27.1	$—	$82.2
Selling, general and administrative	27.3	18.5	8.4	54.2
Restructuring	1.6	1.1	—	2.7
Operating income (loss)	$26.2	$7.5	$(8.4)	25.3
Interest expense, net				12.5
Income tax expense				3.1
Net income				$9.7

Net income per diluted share				$0.06

Capital expenditures	$6.5	$4.1	$0.2	$10.8

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$26.2	$7.5	$(8.4)	$25.3
Restructuring	1.6	1.1	—	2.7
Adjusted operating income (loss)	27.8	8.6	(8.4)	28.0
Depreciation and amortization	10.1	3.6	0.1	13.8
Adjusted EBITDA	$37.9	$12.2	$(8.3)	$41.8

Adjusted operating margin	14.5%	8.9%		9.7%
Adjusted EBITDA margin	19.8%	12.6%		14.5%

Adjusted net income:
Net income				$9.7
Restructuring, net of tax				1.7
Adjusted net income				$11.4
Adjusted net income per diluted share				$0.07

Free cash flow:
Net cash provided by operating activities				$11.4
Less capital expenditures				(10.8)
Free cash flow				$0.6

Net debt (end of period):
Current portion of long-term debt				$1.2
Long-term debt				599.4
Total debt				600.6
Less cash and cash equivalents				(105.1)
Net debt				$495.5

Adjusted EBITDA:
Current quarter				$41.8
Three prior quarters				124.7
Adjusted EBITDA				$166.5

Net debt leverage (net debt divided by adjusted EBITDA)				3.0x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Three months ended March 31, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$188.1	$95.0	$—	$283.1

Gross profit	$50.5	$26.8	$—	$77.3
Selling, general and administrative	27.0	17.6	8.0	52.6
Restructuring	0.3	0.1	—	0.4
Operating income (loss)	$23.2	$9.1	$(8.0)	24.3
Interest expense, net				12.8
Loss on early extinguishment of debt				1.4
Income tax expense				2.5
Income from continuing operations				7.6
Loss from discontinued operations				(1.4)
Net income				$6.2

Net income (loss) per diluted share:
Continuing operations				$0.05
Discontinued operations				(0.01)
Net income				$0.04

Capital expenditures	$5.5	$3.2	$—	$8.7

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$23.2	$9.1	$(8.0)	$24.3
Restructuring	0.3	0.1	—	0.4
Adjusted operating income (loss)	23.5	9.2	(8.0)	24.7
Depreciation and amortization	11.4	3.5	0.1	15.0
Adjusted EBITDA	$34.9	$12.7	$(7.9)	$39.7

Adjusted operating margin	12.5%	9.7%		8.7%
Adjusted EBITDA margin	18.6%	13.4%		14.0%

Adjusted net income:
Net income				$6.2
Discontinued operations, net of tax				1.4
Loss on early extinguishment of debt, net of tax				0.8
Restructuring, net of tax				0.2
Deferred tax asset valuation allowance adjustment				(1.3)
Adjusted net income				$7.3
Adjusted net income per diluted share				$0.05

Negative free cash flow:
Net cash used in operating activities				$(4.2)
Less capital expenditures				(8.7)
Negative free cash flow				$(12.9)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$356.3	$189.2	$—	$545.5

Gross profit	$96.8	$52.5	$—	$149.3
Selling, general and administrative	53.0	36.6	17.6	107.2
Restructuring	1.7	1.1	—	2.8
Operating income (loss)	$42.1	$14.8	$(17.6)	39.3
Interest expense, net				25.1
Income tax expense				3.4
Net income				$10.8

Net income per diluted share				$0.07

Capital expenditures	$10.9	$7.2	$0.2	$18.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$42.1	$14.8	$(17.6)	$39.3
Restructuring	1.7	1.1	—	2.8
Adjusted operating income (loss)	43.8	15.9	(17.6)	42.1
Depreciation and amortization	21.2	7.1	0.2	28.5
Adjusted EBITDA	$65.0	$23.0	$(17.4)	$70.6

Adjusted operating margin	12.3%	8.4%		7.7%
Adjusted EBITDA margin	18.2%	12.2%		12.9%

Adjusted net income:
Net income				$10.8
Restructuring, net of tax				1.7
Adjusted net income				$12.5
Adjusted net income per diluted share				$0.08

Negative free cash flow:
Net cash provided by operating activities				$7.6
Less capital expenditures				(18.3)
Negative free cash flow				$(10.7)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Six months ended March 31, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$339.2	$189.0	$—	$528.2

Gross profit	$83.4	$51.0	$—	$134.4
Selling, general and administrative	51.1	35.9	15.1	102.1
Restructuring	1.0	0.1	—	1.1
Operating income (loss)	$31.3	$15.0	$(15.1)	31.2
Interest expense, net				26.3
Loss on early extinguishment of debt				1.4
Income tax benefit				0.9
Income from continuing operations				2.6
Income from discontinued operations				10.6
Net income				$13.2

Net income per diluted share:
Continuing operations				$0.01
Discontinued operations				0.07
Net income				$0.08

Capital expenditures	$8.9	$6.0	$—	$14.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$31.3	$15.0	$(15.1)	$31.2
Restructuring	1.0	0.1	—	1.1
Adjusted operating income (loss)	32.3	15.1	(15.1)	32.3
Depreciation and amortization	22.6	7.0	0.2	29.8
Adjusted EBITDA	$54.9	$22.1	$(14.9)	$62.1

Adjusted operating margin	9.5%	8.0%		6.1%
Adjusted EBITDA margin	16.2%	11.7%		11.8%

Adjusted net income:
Net income				$13.2
Discontinued operations, net of tax				(10.6)
Loss on early extinguishment of debt				0.8
Restructuring, net of tax				0.6
Deferred tax asset valuation allowance adjustment				(0.5)
Adjusted net income				$3.5
Adjusted net income per diluted share				$0.02

Negative free cash flow:
Net cash used in operating activities				$(3.6)
Less capital expenditures				(14.9)
Negative free cash flow				$(18.5)